Exhibit 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 19, 1998 included in this Form 11-K, into Caliber System, Inc.'s previously filed Registration Statement on Form S-8 (Registration No. 333-28163).



                                                   ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
June 25, 1998